Exhibit 5.1

June 1, 2023

Pluri Inc.

MATAM Advanced Technology Park, Building No. 5

Haifa 31905 Israel

Re: Registration Statement on Form S-3

Ladies and Gentlemen:

This opinion is furnished to you in connection with a Registration Statement on Form S-3 (the “Registration Statement”) being filed by Pluri Inc., a Nevada corporation (the “Company”), with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), for the registration of the re-sale of common shares, $0.00001 par value per share, of the Company (the “Common Shares”), consisting of 16,311,800 Common Shares consisting of: (i) 8,155,900 Common Shares (the “Shares”); and (ii) warrants to purchase up to an aggregate of 8,155,900 Common Shares (the “Warrant Shares”). Each of such Shares and Warrant Shares to be offered and sold from time to time by certain of the selling shareholders listed in the Registration Statement under the heading “Selling Shareholders”.

We are acting as counsel for the Company in connection with the Registration Statement. We have examined and relied upon resolutions of the Board of Directors of the Company as provided to us by the Company, a certificate of an officer of the Company and the Articles of Incorporation and By-Laws of the Company, each as amended to date, and such other documents as we have deemed necessary for purposes of rendering the opinions hereinafter set forth.

In our examination of the foregoing documents, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, the authenticity of the originals of such latter documents and the legal competence of all signatories to such documents.  Other than our examination of the documents indicated above, we have made no other examination in connection with this opinion.

The opinions rendered herein are limited to the Nevada Revised State Statutes and the federal laws of the United States. For purposes of our opinion, we have examined an official compilation of “Title 7 - Business Associations; Securities; Commodities, Chapter - 78 - Private Corporations” of the Nevada Revised Statutes. Such examination was limited to the provisions of such statute only, and did not include any annotations or commentary related thereto. We do not purport to be experts on the laws of the State of Nevada and our opinion is based upon such limited experience.

Our opinions set forth below with respect to the validity of any security may be limited by (i) bankruptcy, insolvency, reorganization, fraudulent conveyance, marshaling, moratorium or other similar laws affecting the enforcement generally of the rights and remedies of creditors and secured parties or the obligations of debtors, and (ii) general principles of equity (whether considered in a proceeding in equity or at law), including but not limited to principles limiting the availability of specific performance or injunctive relief, and concepts of materiality, reasonableness, good faith and fair dealing.

Based upon and subject to the foregoing, we are of the opinion that (i) the Shares have been validly issued, fully paid and are nonassessable and (ii) when the Warrant Shares have been issued and sold as contemplated by the terms of the warrants, and the Company has received the consideration provided for by such warrant, the Warrant Shares will be validly issued, fully paid and nonassessable.

The opinions set forth herein are rendered as of the date hereof, and we assume no obligation to update such opinion to reflect any facts or circumstances which may hereafter come to our attention or any changes in the law which may hereafter occur (which may have retroactive effect).

These opinions are rendered to you in connection with the filing of the Registration Statement. These opinions may not be relied upon for any other purpose, or furnished to, quoted or relied upon by any other person, firm or corporation for any purpose, without our prior written consent, except that (A) these opinions may be furnished or quoted to judicial or regulatory authorities having jurisdiction over you, and (B) these opinions may be relied upon by purchasers and holders of the securities covered by the Registration Statement currently entitled to rely on it pursuant to applicable provisions of federal securities law.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to this firm under the caption “Legal Matters” in the Registration Statement.  In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

/s/ Sullivan & Worcester LLP
Sullivan & Worcester LLP